As filed with the Securities and Exchange Commission on October 15, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Yardville National Bancorp

(Exact Name of Registrant as Specified in its Charter)

NEW JERSEY	22-2670267
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2465 Kuser Road

Hamilton, New Jersey 08690
(609) 585-5100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Patrick M. Ryan

President and Chief Executive Officer
Yardville National Bancorp
2465 Kuser Road
Hamilton, New Jersey 08690
(609) 585-5100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copy to:

Steven J. Feder, Esquire

Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312
(610) 640-7800

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☑

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered	Per Share(1)	Offering Price(1)	Fee

Common Stock, no par value	500,000	$22.71	$11,355,000	$918.62

(1)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices of shares of Yardville National Bancorp Common Stock on the Nasdaq National Market on October 10, 2003 of $22.71.

PROSPECTUS

Dividend Reinvestment and Stock Purchase Plan

500,000 Shares of Common Stock

        This prospectus relates to the offer and sale of up to 500,000 shares of our no par value Common Stock (“Common Stock”) under our Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides a convenient method to purchase our Common Stock. Under the Plan, existing stockholders may purchase Common Stock by reinvesting all or a portion of the cash dividends on their Common Stock or by making optional cash payments to purchase additional Common Stock. A detailed discussion of the Plan can be found under the heading “The Plan” beginning on page 4 of this prospectus. The Administrator of the Plan is Registrar and Transfer Company.

      You should read this prospectus carefully and retain it for future reference.

       Investing in our Common Stock involves significant risks. You should read the “Risk Factors” referred to on page 3 before investing.

       Our Common Stock is listed on the Nasdaq National Market under the symbol “YANB.” On October 13, 2003, the last sale price of our Common Stock as reported by the Nasdaq National Market was $23.14 per share.

      Our principal and executive offices are located at 2465 Kuser Road, Hamilton, New Jersey 08690. Our telephone number is (609) 585-5100 and our website address is www.ynb.com.

      Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      These securities are not deposits or accounts or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is October 14, 2003

i

PLAN SUMMARY

      The following highlights selected aspects of the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of Yardville National Bancorp (the “Company”). For additional information about the Plan, please refer to the description of the Plan’s features, terms and conditions contained in this prospectus. To understand the Plan fully, you should read this entire document carefully as well as the documents identified in the section titled “Where You Can Find More Information.”

Advantages of the Plan

      The Plan provides holders of shares of the Company’s no par value Common Stock (“Common Stock”) with a simple and convenient method of reinvesting all or a portion of their cash dividends and/or making optional cash payments toward the purchase of additional shares of Common Stock without payment of any trading fees, service charges or other fees.

Administration

      The Plan will be administered by Registrar and Transfer Company (the “Plan Administrator”).

Cost

      As of the date of this prospectus, purchases of shares of Common Stock with reinvested dividends are made at a 3% discount from the Market Price (as that term is defined in the answer to Question 16 of the Plan). Purchases of shares of Common Stock with optional cash payments are made at the Market Price.

Eligibility to Participate

      All holders of record of at least one whole share of Common Stock are eligible to participate in the Plan. If you hold your shares in your own name, you may participate in the Plan. If you are a beneficial owner whose shares are registered in any name other than your own (e.g., in a broker’s “street name” or in the name of a bank nominee) and you want to participate in the Plan, you must request that your bank or broker transfer to your name all shares of Common Stock for which dividend reinvestment is desired.

Account Statement

      You will receive a monthly statement showing Plan account information from the Plan Administrator, including amounts invested, the purchase and/or sale prices, and the number of shares of Common Stock purchased and/or sold.

Termination

      Your participation in the Plan is entirely voluntary, and you may terminate it at any time based on the terms and conditions outlined in the Plan.

Income Tax Information

      The cash dividends reinvested in Common Stock under the Plan are subject to income taxes as if they were paid to you in cash.

Voting of Shares

      Any whole shares of Common Stock in your Plan account will be voted as you direct.

Enrollment

      Holders of record of Common Stock may enroll in the Plan by completing, signing and returning the enclosed Authorization Form to:

Registrar and Transfer Company
P.O. Box 664
Cranford, NJ 07016
Attention: Dividend Reinvestment Department/ Yardville National Bancorp

More Information

      All of the features, terms and conditions of the Plan are detailed in this prospectus, which you should read carefully. If you have additional questions regarding the Plan, please contact the Plan Administrator at (800) 368-5948 or our Assistant Treasurer, Howard N. Hall, at (609) 631-6223.

YARDVILLE NATIONAL BANCORP

      Yardville National Bancorp (the “Company”) is a registered financial holding company headquartered in Mercer County, New Jersey. We conduct a general commercial and retail banking business through our principal operating subsidiary, The Yardville National Bank, which commenced operations as a commercial bank in 1925. We provide a broad range of lending, deposit and other financial products and services with an emphasis on commercial real estate and commercial and industrial lending to small to mid-sized businesses and individuals. Our existing and target markets are located in the corridor between New York City and Philadelphia. We currently operate branches in our primary market of Mercer County, New Jersey, as well as Hunterdon, Burlington, Middlesex and Somerset Counties in New Jersey and Bucks County in Pennsylvania.

      Our principal and executive offices are located at 2465 Kuser Road, Hamilton, New Jersey 08690. Our telephone number is (609) 585-5100 and our website address is www.ynb.com.

RISK FACTORS

      An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors related to our business, financial condition, industry and strategy, as more fully described in our periodic reports filed with the Securities and Exchange Commission (the “SEC”) (which are incorporated by reference herein). If any of the described risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to differ from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks identified in our periodic reports filed from time to time with the SEC and the following:

•	the results of our efforts to implement our retail strategy;

•	our ability to attract and retain executive management;

•	adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses;

•	interest rate fluctuations and other economic conditions;

•	continued levels of our loan quality and origination volume;

•	our ability to attract core deposits;

•	continued relationships with major customers;

•	competition in product offerings and product pricing;

•	adverse changes in the economy that could increase credit-related losses and expenses;

•	adverse changes in the market price of our Common Stock;

•	compliance with laws, regulatory requirements and Nasdaq standards; and

•	other factors, including those matters discussed in the section titled “Risk Factors.”

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as may be required by law, we do not intend to update any of the forward-looking statements for any reason after the date of this prospectus to conform such statements to actual results or if new information becomes available.

THE PLAN

      The Yardville National Bancorp Dividend Reinvestment and Stock Purchase Plan, which is comprised of a series of questions and answers, is set forth below.

Purpose

1.	What is the purpose of the Plan?

      The purpose of the Plan is to provide holders of shares of the Company’s no par value Common Stock (“Common Stock”) with a simple and convenient method of reinvesting all or a portion of their cash dividends and/or making optional cash payments toward the purchase of additional shares of Common Stock without payment of any trading fees, service charges or other fees.

      The Plan offers eligible participants an opportunity to invest conveniently for long-term growth. The Plan is not intended to provide holders of shares of Common Stock with a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. The intended purpose of the Plan precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit. We accordingly reserve the right to modify, suspend or terminate participation by a stockholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan.

Advantages

2.	What are the advantages of the Plan?

      If you become a participant in the Plan, you may:

•	automatically reinvest cash dividends on some or all of your shares of Common Stock at a discount to the current market value of the Common Stock;

•	invest by making optional cash payments up to specified limits, regardless of whether or not any cash dividends on shares of Common Stock are being reinvested;

•	send all certificates representing shares of Common Stock enrolled in the Plan to Registrar and Transfer Company to be held for safekeeping;

•	sell shares of Common Stock from your Plan account. You will be charged a $15 fee for each sale plus a pro-rata portion of any brokerage commission incurred in the sale;

•	make gifts of Common Stock and enroll the recipient into the Plan;

•	receive periodic statements showing your holdings and transactions under the Plan; and

•	enjoy full investment of funds, as fractions of shares of Common Stock, as well as whole shares, will be credited to your account. Fractional shares of Common Stock will be calculated to four decimal places.

Administration

3.     Who administers the Plan for participants?

      Registrar and Transfer Company, the Company’s stock transfer agent (the “Plan Administrator”), administers the Plan for participants, by maintaining records, sending statements of account to participants, placing sell orders at the request of participants and performing other duties relating to the Plan. The shares of Common Stock purchased for each participant under the Plan are registered in the name of the Plan

Administrator’s nominee, as agents for participants in the Plan, and are credited to the participant’s Plan account, unless and until such participant requests that certificates for such shares be issued in the participant’s name, as more fully explained in Question 24.

      Inquiries and communications regarding the Plan should include your Plan account number, if applicable, and should be directed to the Plan Administrator at:

Registrar and Transfer Company
P.O. Box 664
Cranford, NJ 07016
Attention: Dividend Reinvestment Department/ Yardville National Bancorp
Phone: (800) 368-5948

      The Plan administrator maintains an Internet website at www.rtco.com (the “Plan Administrator Site”). Plan participants may view account balance and other helpful information via the link to “IRIS” (the Plan Administrator’s Investor Relations Inquiry System) on the Plan Administrator Site. Additionally, Plan participants may e-mail the Plan Administrator with questions or concerns relating to the Plan and download copies of this prospectus and the Authorization Form via the link to “Investor Services” on the Plan Administrator Site.

Eligibility and Participation

4.     Who is eligible to participate in the Plan?

      All holders of record of at least one whole share of Common Stock are eligible to participate in the Plan. If you hold your shares of Common Stock in your own name, you may participate in the Plan. If you are a beneficial owner whose shares of Common Stock are registered in any name other than your own (e.g., in a broker’s “street name” or in the name of a bank nominee) and you want to participate in the Plan, you must request that your bank or broker transfer to your name all shares of Common Stock for which dividend reinvestment is desired.

      Stockholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing taxes, currency and exchange controls, stock registration, foreign investments and related matters. The Company and the Plan Administrator reserve the right to terminate the participation of any stockholder if they determine their participation to be in violation of law or regulation.

5.     Is partial participation possible under the Plan?

      Yes. If you desire that the cash dividends on only some of your shares of Common Stock held of record be reinvested under the Plan, you may indicate such number of shares on the Authorization Form. Cash dividends will thereafter be reinvested on the number of shares of Common Stock you specify, and you will continue to receive cash dividends on the remainder of your shares.

6.     How does an eligible stockholder participate?

      An eligible stockholder may join the Plan at any time. To participate in the Plan, an eligible stockholder must complete and sign an Authorization Form (enclosed with this prospectus) and mail it to the Plan Administrator at the address listed in Question 3. An addressed envelope is enclosed for your convenience.

      If shares of Common Stock are registered in more than one name (such as joint tenants, trustees, etc.), all registered holders must sign the Authorization Form. You may obtain an Authorization Form at any time by contacting the Plan Administrator at the address set forth in Question 3.

      Additional copies of this prospectus and the Authorization Form are also available at the Company’s executive offices, located at 2465 Kuser Road, Hamilton, New Jersey 08690.

7.	How can eligible stockholders that were enrolled in the Company’s previously discontinued dividend reinvestment and stock purchase plan participate in the Plan?

      As more fully discussed in Question 6, in order to participate in the Plan, all eligible stockholders must complete and sign an Authorization Form (enclosed with this prospectus) and mail it to the Plan Administrator at the address listed in Question 3. If a completed, signed Authorization Form is not received by the Plan Administrator on or before November 10, 2003, eligible stockholders enrolled in the Company’s previously discontinued dividend reinvestment and stock purchase plan (the “Discontinued Plan”) will, pursuant to the terms of the Discontinued Plan, receive all of their shares of Common Stock held in the Discontinued Plan in certificate form and a check for any fractional shares of Common Stock held in the Discontinued Plan.

8.     What does the Authorization Form provide?

•	If you elect “Full Common Stock Dividend Reinvestment and Optional Cash Purchases,” the Authorization Form directs the Plan Administrator to apply all your cash dividends on all the shares then or subsequently registered in your name, together with any optional cash payments, toward the purchase of additional shares of Common Stock.

•	If you elect “Partial Dividend Reinvestment and Optional Cash Purchases,” the Authorization Form directs the Plan Administrator to apply all your cash dividends on the number of shares of Common Stock you specify on the Authorization Form, together with any optional cash payments, toward the purchase of additional shares of Common Stock.

•	If the “Optional Cash Purchases Only” box on the Authorization Form is checked, you will continue to receive cash dividends on shares of Common Stock registered in your name in the usual manner, but the Plan Administrator will apply any optional cash payment received following the date of your first Plan account statement to the purchase of additional shares under the Plan.

      In addition to the foregoing options, the Authorization Form also provides a box to check if you would like to take advantage of the Plan’s safekeeping feature.

      By signing the Authorization Form, you direct the Plan Administrator to reinvest automatically any subsequent cash dividends on shares of Common Stock accumulated and held in your Plan account. The Plan, in other words, operates so as to reinvest cash dividends on a cumulative basis, until you withdraw from the Plan, or until the Plan is terminated.

9.	Are Plan participants required to execute and complete a new Authorization Form annually?

      No. Stockholders enrolled in the Plan will continue to be enrolled in the Plan without further action on their part, unless the participant withdraws from the Plan. See Question 25 for information concerning withdrawal from the Plan.

10.	When will the investment of cash dividends begin?

      The investment of cash dividends will commence after an Authorization Form is received by the Plan Administrator. If a properly executed Authorization Form is received by the Plan Administrator at least five business days before the record date for the payment of a cash dividend, then that dividend will be reinvested in shares of Common Stock. If the Authorization Form is received after that date, the reinvestment of cash dividends through the Plan will begin with the next cash dividend payment, if any.

11.	When can I begin to make optional cash payments under the plan?

      Once you have enrolled in the Plan, you may begin making optional cash payments after you have received your first Plan account statement. As set forth in more detail in Question 17, optional cash payments must be received by the Plan Administrator at least five (and no more than thirty) business days prior to such Optional Payment Purchase Date.

12.	May I change my participation after enrollment?

      You may change or terminate your Plan participation at any time by sending written notification to the Plan Administrator at the address set forth in Question 3.

Cost

13.	Are there any expenses to participants in connection with purchases through the Plan?

      Your costs for services under the Plan are currently as follows:

•	Dividend Reinvestment: All fees and brokerage commissions will be paid by the Company.

•	Optional Purchase of Shares of Common Stock With Cash Payments: All fees and brokerage commissions will be paid by the Company.

•	Sale of Shares of Common Stock Held in the Plan: There will be a $15 fee per sale, plus brokerage commissions.

•	Withdrawal of Shares of Common Stock From the Plan: There will be a $10 fee anytime shares of Common Stock are removed from the Plan and distributed upon the request of a participant.

•	Deposit of Certificates for Safekeeping: No fee will be charged with respect to shares of Common Stock deposited for safekeeping.

      The fee structure is subject to change. If there are changes to the fee structure, you will be notified in advance of implementation.

Purchases

14.	How many shares of Common Stock will be purchased for participants and what is the source of shares purchased through the Plan?

      The number of shares of Common Stock that will be purchased for each participant will depend on the amount of the participant’s cash dividend, the participant’s optional cash payment (if any) and the applicable Purchase Price. Each participant’s Plan account will be credited with that number of shares of Common Stock (including fractions computed to four decimal places) equal to the total amount to be invested, divided by the applicable Purchase Price (also computed to four decimal places).

      Shares of Common Stock will be purchased pursuant to the Plan by the Plan Administrator, as agent for the Plan participants, at the Company’s discretion, either directly from the Company, in which event such shares will be either authorized but unissued shares or shares held in the treasury of the Company, or on the open market through an unaffiliated registered broker-dealer, or by combination of the foregoing. To the extent that such additional shares of Common Stock are purchased from us, we will receive additional funds which will be used by us for general corporate purposes.

15.	When will shares of Common Stock be purchased through the Plan?

      Purchases with reinvested cash dividends made on behalf of Plan participants will be made on the close of business on the date on which the Company pays cash dividends on its Common Stock or as soon as practicable after that date (the “Dividend Reinvestment Date”). The Company has historically paid cash dividends quarterly. However, the Company has no obligation to pay quarterly cash dividends or any other dividend at any time. Cash dividends are paid by the Company at the discretion of the Board of Directors in consideration of many factors, including the financial position of the Company, regulatory capital requirements, contractual restrictions, if any, and the economy in general.

      Purchases with optional cash payments will be made on the Dividend Reinvestment Date in months when a cash dividend is paid by the Company and as close as practicable to the 15th day of all other months. The date on which purchases of Common Stock with optional cash payments are made pursuant to the Plan is referred to herein as the “Optional Payment Purchase Date.”

      Participants will become owners of the shares of Common Stock purchased for them under the Plan on the date on which the shares are purchased.

16.	At what price will shares of Common Stock be purchased through the Plan?

      As of the date of this prospectus, purchases of shares of Common Stock with reinvested cash dividends are made at a 3% discount to the Market Price (as determined below) applicable to shares purchased with respect to the related Dividend Reinvestment Dates (the “Reinvestment Purchase Price”). After the date of this prospectus, the Reinvestment Purchase Price may be increased or decreased in the sole discretion of the Company’s Board of Directors. The purchase price of shares of Common Stock purchased with optional cash payments will be 100% of the Market Price applicable to shares purchased with respect to the related Optional Payment Purchase Date (the “Optional Purchase Price” and, together with the Reinvestment Purchase Price, the “Purchase Prices” and each individually a “Purchase Price”).

      If we direct the Plan Administrator to purchase shares of Common Stock directly from us, the “Market Price” of such shares will be the average of the mean between the daily high and low sales prices of the shares of Common Stock as reported by the Nasdaq National Market for the five trading days immediately preceding the Dividend Reinvestment Date or Optional Payment Purchase Date, as applicable, or, if no trading occurs in the shares of Common Stock on one or more of such trading days, for the five trading days immediately preceding the applicable Dividend Reinvestment Date or Optional Payment Purchase Date during which the shares of Common Stock were traded on the Nasdaq National Market. If we direct the Plan Administrator to purchase shares of Common Stock in open market transactions, the “Market Price” will be the weighted average of the actual price paid for shares of Common Stock purchased by the Plan Administrator.

17.	How does the optional cash payment feature work?

      Participants can invest in additional shares of Common Stock by making optional cash payments at any time after they have received their first Plan account statement.

      The minimum optional cash payment is $50.00 per month. Total optional cash payments may not exceed $10,000 per month. The $10,000 limit is an aggregate limit applicable to all Plan accounts in which a participant has a beneficial interest. Thus, for example, if an individual has a joint tenancy in more than one Plan account, the optional purchases by all such accounts may not exceed $10,000 per month in the aggregate. This limit is intended to discourage participation in the Plan by individuals or institutions who engage in arbitrage activities.

      Within the Plan’s limits, the Plan Administrator will apply optional cash payments to the purchase of Common Stock on the next ensuing Optional Payment Purchase Date, provided that such payments are received by the Plan Administrator at least five (and no more than thirty) business days prior to such Optional Payment Purchase Date. No interest will be paid on optional cash payments by either the Company or the Plan Administrator.

      Participants may make optional cash payments by sending to the Plan Administrator a check or money order accompanied by a payment form which will be attached to each monthly Plan account statement and which will also be available upon request from the Plan Administrator. All checks and money orders should be made payable to Registrar and Transfer Company.

      Optional cash payments received from foreign stockholders must be in United States dollars and will be invested in the purchase of additional shares of Common Stock in the same manner as payments from other participants.

Sale of Shares

18.	How may you sell your shares of Common Stock held under the Plan?

      You can sell your shares of Common Stock held under the Plan in either of two ways. You may request a certificate(s) for your whole shares of Common Stock and arrange for the sale of these shares through a broker-dealer of your choice. The Plan Administrator will send you a check for any fractional shares of Common Stock held in your Plan account. The price for the fractional shares of Common Stock may be determined by the Plan Administrator by either: (a) selling shares on the open market through an unaffiliated, registered broker-dealer; or (b) by using the closing price of the previous trading day. Because this type of transaction involves a withdrawal of shares from the Plan, you will be charged a $10 fee.

      Alternatively, you may request that the Plan Administrator sell some or all of your shares of Common Stock held under the Plan. The Plan Administrator will sell shares of Common Stock for you on the open market in ordinary brokerage transactions through registered broker-dealers selected by the Plan Administrator in its sole discretion. If you request that the Plan Administrator sell your shares of Common Stock, you will be charged a fee of $15 and you will be charged for the brokerage commissions charged by the broker-dealer selected by the Plan Administrator. These amounts will be deducted from the cash proceeds paid to you. The amount of the commissions will vary depending on the broker-dealer selected and other factors. Shares of Common Stock being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the weighted average sale price of all shares of Common Stock sold in each aggregate order placed by the Plan Administrator, less your pro rata share of brokerage commissions and other costs of sales. If sold through the Plan Administrator, participants cannot set any price limits or other restrictions on the sales.

      The sale of shares of Common Stock must be requested in writing by delivery of the request to the Plan Administrator at the address provided in Question 3. The request must indicate the number of shares of Common Stock to be sold. All participants listed on the Plan account must sign the request.

      If all shares of Common Stock held for you in the Plan are sold, your Plan participation will be terminated.

19.	When will shares of Common Stock be sold?

      The Plan Administrator will use its best efforts to sell your shares of Common Stock on the open market within seven (7) business days after receipt of written instructions from you to sell shares, or as soon as practicable thereafter. There can be no assurances with respect to the ability of the Plan Administrator to sell your shares of Common Stock for any specified price, at any specified time or on any specified terms. The Company and the Plan Administrator have no obligation under the Plan, and assume no responsibility, to purchase shares of Common Stock from your Plan account if such shares cannot be sold by the Plan Administrator.

20.	What happens if a participant sells a portion of the shares of Common Stock registered in the participant’s name?

      If you have authorized the reinvestment of cash dividends on shares of Common Stock registered in your name and then dispose of a portion of these shares, the cash dividends on the remaining shares will continue to be reinvested.

Dividends

21.	Will participants be credited with cash dividends on shares of Common Stock held in their Plan accounts?

      Yes. The Plan Administrator will receive the cash dividends (less amount of tax withheld, if any) for all shares of Common Stock subject to the Plan held on the dividend record date and credit them to participant Plan accounts. All of the cash dividends received on shares of Common Stock held in the Plan and credited to your Plan account will be reinvested in the purchase of additional shares of Common Stock.

22.	Will cash dividends continue to be paid while the Plan is in effect?

      The Company’s Board of Directors has the authority to declare cash dividends from time to time, subject to statutory and regulatory requirements and other factors. There is no assurance that cash dividends will continue to be paid or as to the amount or frequency of any such dividend. Participants in the Plan accordingly have the opportunity to reinvest cash dividends and make optional cash payments only when, as, and if such dividends are declared and paid by the Company. The Company has the right to suspend, terminate or modify the amount of its cash dividends at any time depending upon business, financial, regulatory and other conditions.

Reports to Participants

23.	What reports will be sent to participants in the Plan?

      You will receive a monthly statement showing Plan account information from the Plan Administrator, including amounts invested, the purchase and/or sale prices, and the number of shares of Common Stock purchased and/or sold. This statement will provide a continuing record of the cost and number of shares of Common Stock purchased under the Plan and should be retained for tax purposes. In addition, you will receive the same material sent to every other holder of Common Stock, including the Company’s annual reports to stockholders, notices of stockholder meetings, proxy statements, and information for income tax reporting.

Certificates for Shares of Common Stock

24.	Will certificates be issued for shares of Common Stock purchased through the Plan?

      No. Certificates for shares of Common Stock purchased through the Plan will not be issued to you unless you request them. All shares of Common Stock credited to your Plan account will be issued to the Plan Administrator or its nominees as your agents and will be held in book entry form. The number of shares of Common Stock credited to your Plan account will be shown on your account statement. Shares of Common Stock purchased will be calculated to four decimal places.

      A certificate for any number of whole shares of Common Stock credited to your Plan account will be issued upon the Plan Administrator’s receipt of a written request from you. These shares of Common Stock will be withdrawn from the Plan. Certificates for fractional shares of Common Stock will not be issued under any circumstances. When shares of Common Stock are withdrawn from the Plan and certificates are issued to you, a $10 withdrawal fee will be payable.

      Shares of Common Stock credited to your Plan account may not be assigned or pledged in any way. If you wish to assign or pledge the whole shares of Common Stock credited to your Plan account, you must request that certificates for those shares be issued in your name and withdrawn from the Plan.

      Plan accounts will be maintained in the name in which your certificates are registered at the time you enter the Plan. Certificates for whole shares of Common Stock will be registered in the same manner when issued to you.

Withdrawals, Termination and Discontinuance

25.	How may participants withdraw shares of Common Stock previously purchased under the Plan?

      A stockholder who has previously purchased shares of Common Stock under the Plan may withdraw all or a portion of such shares of Common Stock from their Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of, and issued to, the participant. Certificates representing fractional interests will not be issued. Cash dividends on all shares of Common Stock withdrawn from a participant’s Plan account will cease to be reinvested.

26.	How can participation in the Plan be terminated?

      The Plan is entirely voluntary. You may terminate your participation in the Plan at any time by notifying the Plan Administrator in writing. When such notice is received, the Plan Administrator will issue certificates for whole shares of Common Stock credited to your Plan account under the Plan and a cash payment will be made to you for any fractional share, based on the Market Price of Common Stock. A fee of $10 is payable when the shares of Common Stock are withdrawn from the Plan and certificates are issued to you. If your notice of termination is received by the Plan Administrator less than five business days prior to a cash dividend record date, that cash dividend will be reinvested for your Plan account. After your Plan account is terminated, subsequent cash dividends will be paid to you.

27.	May the Plan be changed or discontinued?

      The Plan may be amended, modified, suspended or terminated at any time by the Company’s Board of Directors without the approval of the Plan participants. Notice of such suspension, termination, modification or material amendment will be sent to all participants, who shall have the right at all times to withdraw from the Plan.

      The Company or the Plan Administrator may terminate a participant’s individual participation in the Plan at any time by written notice to the stockholder. In such event, the Plan Administrator will return any uninvested optional cash payments and will request instructions from the participant for disposition of the shares of Common Stock in the Plan account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of whole shares of Common Stock held for the participant under the Plan and a check for any fractional shares.

      If the Plan is terminated and the Company establishes another dividend reinvestment plan, each participant in the Plan will be automatically enrolled in such other dividend reinvestment plan and shares of Common Stock credited to his or her Plan account under the Plan will be automatically credited to such other plan, unless notice is received to the contrary by the Company or the Plan Administrator for the participant, subject to applicable laws.

Safekeeping Service

28.	Can a participant send certificates representing his or her shares of Common Stock to the Plan Administrator for safekeeping?

      A Plan participant can deposit certificates representing shares of Common Stock for safekeeping by the Plan Administrator in the participant’s Plan account only if dividends on the deposited shares will be reinvested under the Plan. No fee will be charged with respect to shares of Common Stock deposited for safekeeping.

      A Plan participant desiring to deposit certificates into the Plan should check the appropriate box on the Authorization Form and mail the certificates, along with the Authorization Form, to the Plan Administrator at the address set forth in Question 3. Delivery of certificates is at the risk of the stockholder and, for delivery by mail, the Company recommends that stockholders insure the certificates for 1.5% of their current market value when mailing them. This is the amount that is usually charged for surety protection should certificates become lost in the mail. The certificates should not be endorsed. The receipt of any shares of Common Stock delivered for safekeeping will be shown on your next Plan account statement.

Federal Income Tax Consequences

29.	What are the federal income tax consequences of participating in the Plan?

      The following summary is based upon United States federal income tax laws as of the date of adoption of the Plan. Such laws are subject to change at any time, possibly with retroactive effect. The discussion is limited to certain tax consequences to individual Plan participants who are residents or citizens of the United States and assumes that all distributions from the Company will be from the Company’s earnings and profits for federal income tax purposes.

      With respect to reinvested dividends, a participant in the Plan will generally be treated for federal income tax purposes as having received, on each Dividend Reinvestment Date, a dividend in an amount equal to the fair market value on such Dividend Reinvestment Date of the shares of Common Stock acquired with reinvested dividends. For federal income tax purposes, the fair market value of shares acquired with reinvested dividends under the Plan will be equal to the mean of the highest and lowest quoted selling price, or if such information is not available, the mean of the bid and the asked price, for shares on the Dividend Reinvestment Date. In addition, if the Company acquires shares for a participant’s account on the open market, the participant will be deemed to have received a dividend in the amount of any brokerage commissions and other trading fees paid on the participant’s behalf. The tax basis of shares of Common Stock acquired with reinvested dividends will equal the fair market value of the shares on the Dividend Reinvestment Date, plus, if applicable, any brokerage commissions or other trading fees paid on the participant’s behalf.

      With respect to the purchase of shares of Common Stock with an optional cash payment, a participant in the Plan will be treated as having received a dividend to the extent the fair market value of the shares on the date they are acquired for the participant’s account exceeds the Purchase Price of such shares. In addition, if the Company acquires shares for a participant’s account on the open market, the participant will be deemed to have received a dividend in the amount of brokerage commissions and other trading fees, if any, paid by the Company on the participant’s behalf. The tax basis of shares purchased with an optional cash payment will equal the participant’s optional cash payment, plus the excess, if any, of the fair market value of the shares being purchased over their Purchase Price, plus, if applicable, the amount of brokerage commissions and other trading fees, if any, paid by the Company on the participant’s behalf.

      The Internal Revenue Service (“IRS”) may take the position that any service fee paid by the Company to the Plan Administrator on behalf of Plan participants is an additional distribution, taxable as dividend income, to such participants. In the event the IRS asserts this position, those participants who itemize deductions on their federal income tax returns may be entitled to deduct the amount of the service fee attributable to their account as a miscellaneous itemized deduction, subject to applicable limitations.

      A participant’s holding period for shares acquired pursuant to the Plan should begin no later than the day following the date of acquisition of such shares for the participant’s account.

      A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant’s account, whether upon the participant’s request for such shares, the participant’s withdrawal from the Plan or termination of the Plan. Upon withdrawal from or termination of the Plan, a participant will also receive a cash payment in lieu of any fractional share equivalent credited to the participant’s account. This payment likely will be treated as an amount realized from the sale of the fractional share equivalent, and the participant will recognize gain or loss equal to the difference between the amount received for the fractional share equivalent and the participant’s tax basis therefor.

      In addition, a participant will recognize gain or loss when the participant sells or exchanges shares either through the Plan Administrator or after receiving shares upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares, less brokerage commissions and other trading fees (including, if applicable, the fee charged by the Plan Administrator), and the participant’s tax basis therefor.

      The Company is required to withhold for federal income tax purposes (“back-up withholding”) from all dividend payments to a stockholder of the Company, currently at the rate of 28% of such payments, if (i) the stockholder has failed to furnish to the Company his/her taxpayer identification number (“TIN”), which for an individual is his/her social security number, (ii) the IRS has notified the Company that the TIN furnished by the stockholder is incorrect, (iii) the IRS notifies the Company that back-up withholding should be commenced because the stockholder has failed to report interest or dividends properly, or (iv) the stockholder has failed to certify, under penalties of perjury, that he/she is not subject to back-up withholding. If a participant in the Plan is subject to back-up withholding, the Plan Administrator will invest in shares of Common Stock an amount equal to the dividends of such participant less the amount of tax required to be withheld. The full amount of the dividends will be recognized as taxable income, without reduction for the amount of tax required to be withheld. The monthly statements confirming purchases made for such participants will indicate the net payment reinvested.

      The foregoing is only a summary of some of the applicable United States federal income tax provisions. This discussion is general in nature and does not purport to cover every situation. It does not include a discussion of foreign, state, and local income tax consequences of participation in the Plan. For specific information on the tax consequences of participation in the Plan or the disposal of shares of Common Stock acquired pursuant to the Plan, including any future changes in applicable laws or interpretations thereof, you should consult your own tax advisor.

Changes to Capitalization of the Company

30.	If the Company has a rights offering, how will rights on the shares of Common Stock subject to the Plan be handled?

      If the Company makes available to all holders of its Common Stock rights or warrants to purchase additional shares of Common Stock or other securities, such rights or warrants will be made available to you as a stockholder of the Company. This allocation, with respect to the shares of Common Stock you hold in the Plan, will be based on the number of shares (including any fractional interests to the extent practicable) held for you in your Plan account on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

31.	What happens if the Company issues a stock dividend or declares a stock split?

      Any stock dividend or split shares of Common Stock distributed by the Company on all shares of Common Stock held in your Plan Account will be credited to or reflected in your Plan account. The monthly Plan account statement immediately following the stock dividend or stock split will indicate the number of shares of Common Stock credited to each participant’s Plan account as a result of the stock dividend or stock split.

      Any stock dividend or split shares of Common Stock distributed by the Company on all shares of Common Stock held outside of your Plan Account will be issued to you in certificate form by the Plan Administrator.

Miscellaneous

32.	Can a participant make gifts of shares of Common Stock held in his or her Plan account?

      A participant can make a gift of shares of Common Stock held in his or her Plan account under the Plan by writing a letter to the Plan Administrator indicating the number of shares to be gifted and providing the registration information requested by the Plan Administrator. Signatures of all registered holders are required and must be “Medallion Guaranteed” by a participating financial institution. Participants can also enroll the recipient in the Plan to allow their cash dividends to be reinvested. If you wish to make a gift of shares of Common Stock in the Plan, you should call the Plan Administrator for specific instructions.

33.	Will interest be paid on amounts held pending investment?

      No. Cash dividends allocated for reinvestment and optional cash payments made to purchase shares of Common Stock through the Plan will be deposited in a non-interest bearing account controlled by the Plan Administrator pending investment. Funds of participants may be commingled and aggregated for purposes of investment.

34.	How will a participant’s shares of Common Stock be voted at meetings of the Company’s stockholders?

      Shares of Common Stock registered in your name and shares of Common Stock credited to your Plan account will be voted as you direct.

      For each meeting of the Company’s stockholders, you will receive a proxy card which will enable you to vote shares of Common Stock registered in your name and shares of Common Stock credited to your Plan account. If the proxy card is returned in a timely manner, properly signed and marked for voting, all of your shares of Common Stock (those registered in your name and those credited to your Plan account) will be voted in the manner specified by you on the proxy card.

35.	Are there any restrictions on the ability of the Company’s officers and directors to participate in the Plan?

      Optional cash investments and purchases of shares of Common Stock with reinvested dividends made by directors and officers of the Company must be made in compliance with the Company’s policies and applicable law.

36.	What is the responsibility of the Company and the Plan Administrator for the Plan?

      Neither the Company nor the Plan Administrator or their agents or employees will be liable to any participant in the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability (i) arising out of failure to terminate a participant’s Plan account or sell shares of Common Stock in the Plan without receipt of proper documentation and instructions; and (ii) with respect to the prices and times at which shares of Common Stock are purchased or sold for the participant’s Plan account, including fluctuations in market value of shares being maintained on behalf of a participant.

      The trading price of Common Stock may rise or fall during the period between the payment of a cash dividend or purchase request, a request for sale, receipt by the Plan Administrator and the completion of the sale. Instructions sent to the Plan Administrator to buy or sell shares of Common Stock may not be rescinded and are binding on the Plan participant. The Plan Administrator may, in its own discretion, accept written requests to revoke instructions. Neither the Company nor the Plan Administrator has any responsibility for the market value of shares of Common Stock maintained on a participant’s behalf or for changes in Market Price between the time an order is sent to the Plan Administrator and the time an order is executed.

      Neither the Company nor the Plan Administrator can assure any participant of a profit or protect any participant against a loss from the shares of Common Stock sold through the Plan. An investment in Common Stock, as are all equity investments, is subject to significant market fluctuations. The Company can neither control purchases by the Plan Administrator under the Plan nor guarantee that cash dividends on the Common Stock will not be reduced or eliminated.

      Neither the Company nor the Plan Administrator provides any advice nor makes any recommendations regarding the sale of shares of Common Stock; all such decisions must be made by participants based upon his or her own research and judgment.

37.	Who regulates and interprets the Plan?

      The Company and the Plan Administrator reserve the right to interpret and regulate the Plan as they deem necessary or desirable. Any such interpretations and regulation will be final. The Plan, related Plan documentation, and Plan accounts will be governed by and construed in accordance with the laws of the State of New Jersey. The Company reserves the right to remove the Plan Administrator and to appoint a new Plan Administrator at any time upon prior notice to Plan participants and the Plan Administrator has the right to resign at any time upon at least 90 days written notice to the Company.

38.	Will my investments be insured?

      No. The securities held in Plan accounts for Plan participants and sales proceeds and funds held pending investment are not subject to protection under the Securities Investor Protection Act of 1970. Funds held by the Plan Administrator are not deposits of the Company or any of its subsidiaries, deposits of the Plan Administrator or other obligations of, or guaranteed by, the Plan Administrator or its affiliates and are not insured by the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other entity. Shares of Common Stock are subject to market risk and possible loss of investment.

USE OF PROCEEDS

      We know neither the number of shares of Common Stock that will ultimately be purchased under the Plan nor the prices at which such shares will be purchased. To the extent that shares of Common Stock are purchased directly from us, we will receive proceeds and we intend to add the proceeds from such purchases to our general funds for general corporate purposes.

LEGAL MATTERS

      The validity of the shares of our Common Stock offered by this prospectus will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

EXPERTS

      The consolidated financial statements of the Company and its subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at “www.sec.gov” that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC, including Yardville National Bancorp. You may also find copies of reports, proxy and information statements we file electronically with the SEC via a link to “Investor Relations” from our website at “www.ynb.com.”

      We have filed a Registration Statement on Form S-3 to register the Common Stock to be sold by us pursuant to our Dividend Reinvestment and Stock Purchase Plan. This prospectus is a part of that Registration Statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to that Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      SEC regulations allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information set forth herein and information that has been incorporated by reference from more recent documents.

      The following documents filed by the Company with the SEC are incorporated in this prospectus by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed with the SEC on May 2, 2003;

•	The information required by Part III, Items 10 through 13, of Form 10-K, which is incorporated by reference to our definitive proxy statement for our 2003 annual meeting of stockholders;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

•	Our Current Reports on Form 8-K filed on April 24, 2003, July 24, 2003, September 12, 2003 and September 30, 2003;

•	Our Registration Statement on Form 8-A filed on May 17, 1995 describing the terms, rights and provisions applicable to the common stock, including any amendments or reports filed for the purpose of updating such description; and

•	In addition, all documents subsequently filed by YNB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the Plan shall be deemed incorporated by reference herein from their respective dates of filing.

      You can obtain any of the documents incorporated by reference from the SEC or the SEC’s Internet web site as described above. Documents incorporated by reference also are available from us without charge, including any exhibits specifically incorporated by reference therein. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the Company at the following address:

Mr. Stephen F. Carman
Vice President and Treasurer
Yardville National Bancorp
2465 Kuser Road
Hamilton, NJ 08690
Telephone: (609) 631-6222

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated October 14, 2003. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

500,000 SHARES OF COMMON STOCK

PROSPECTUS

October 14, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

      The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated (except for the SEC filing fees) as follows:

SEC Registration Fee	$918.62
Legal Fees	7,500.00
Printing	5,000.00
Accounting Fees and Expenses	5,000.00
Transfer Agent and Registrar Fees	5,000.00
Miscellaneous	$2,500.00

Total	$25,918.62

Item 15.     Indemnification of Directors and Officers.

      Statutory Indemnification. We refer you to Section 14A:3-5 of the New Jersey Business Corporation Act, as amended (the “Act”), which sets forth the extent to which a corporation may indemnify its directors, officers, employees and agents. More specifically, such law empowers a corporation to indemnify a corporate agent against his or her expenses and liabilities incurred in connection with any proceeding (other than a derivative law suit) involving the corporate agent by reason of his or her being or having been a corporate agent if (a) the corporate agent acted in good faith or in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his or her conduct was unlawful. For purposes of such law, the term “corporate agent” means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. For purposes of this section, “proceeding” means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

      With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his or her expenses (but not his or her liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his or her being or having been a corporate agent if the agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, only a court can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

      The corporation may indemnify a corporate agent against his or her expenses in a specific case under Section 14A:3-5(2) of the Act and, unless ordered by a court, under Section 14A:3-5(3) of the Act if a determination is made by any of the following that the applicable standard of conduct was met by such corporate agent: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the stockholders.

      A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him or her the requested indemnification. In advance of the final disposition of a proceeding, the Board of Directors may direct the corporation to pay an agent’s expenses if the agent agrees to repay the expenses in the event that it is ultimately determined that he or she is not entitled to indemnification.

      The indemnification and advancement of expenses provided by or granted pursuant to the statute do not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its stockholders, as defined in Section 14A:2-7(3) of the Act, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

      Indemnification Pursuant to Restated Certificate of Incorporation of the Registrant. In accordance with the foregoing statutory provision, Article VI of our Restated Certificate of Incorporation provides as follows:

      “The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity; and shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation could have the power to indemnify him against such liability under the provisions under this Article VI.”

Item 16.     Exhibits

5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of KPMG LLP
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page to this Registration Statement)
99.1	Form of Letter to Stockholders

Item 17.     Undertakings

      The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration

Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hamilton Township, State of New Jersey on October 13, 2003.

YARDVILLE NATIONAL BANCORP

By:	PATRICK M. RYAN

Patrick M. Ryan
President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Patrick M. Ryan and Stephen F. Carman, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby rectifying and confirming all that said attorneys-in-fact and agents, or any of the, or their, his/her substitutes or substitute. may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

PATRICK M. RYAN Patrick M. Ryan	Director, President and Chief Executive Officer	October 13, 2003

STEPHEN F. CARMAN Stephen F. Carman	Vice President, Treasurer, Principal Financial Officer and Principal Accounting Officer	October 13, 2003

JAY G. DESTRIBATS Jay G. Destribats	Chairman of the Board	October 13, 2003

ELBERT G. BASOLIS, JR. Elbert G. Basolis, Jr.	Director	October 13, 2003

LORRAINE BUKLAD Lorraine Buklad	Director	October 13, 2003

Name	Title	Date

ANTHONY M. GIAMPETRO, M.D. Anthony M. Giampetro, M.D.	Director	October 13, 2003

SIDNEY L. HOFING Sidney L. Hofing	Director	October 13, 2003

GILBERT W. LUGOSSY Gilbert W. Lugossy	Director	October 13, 2003

SAMUEL MARRAZZO Samuel Marrazzo	Director	October 13, 2003

LOUIS R. MATLACK Louis R. Matlack	Director	October 13, 2003

MARTIN TUCHMAN Martin Tuchman	Director	October 13, 2003

F. KEVIN TYLUS F. Kevin Tylus	Director	October 13, 2003

CHRISTOPHER S. VERNON Christopher S. Vernon	Director	October 13, 2003

Exhibit Index

5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of KPMG LLP
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page to this Registration Statement)
99.1	Form of Letter to Stockholders